EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Spanlink Communications, Inc. 1998 Employee Stock Purchase Plan of our report dated February 13, 1998, which appears in the Annual Report on Form 10-KSB for the year ended December 31, 1997.








/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 28, 1998